As filed with the Securities and Exchange Commission on March 31, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CELLADON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	33-0971591
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

11988 El Camino Real, Suite 650 San Diego, California	92130
(Address of Principal Executive Offices)	(Zip Code)

2013 Equity Incentive Plan

2013 Employee Stock Purchase Plan

Inducement Grants

(Full titles of the plans)

Paul B. Cleveland

President and Chief Financial Officer

Celladon Corporation

11988 El Camino Real, Suite 650

San Diego, California 92130

(858) 366-4288

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jason L. Kent, Esq. Cooley LLP 4401 Eastgate Mall San Diego, California 92121 (858) 550-6000	Elizabeth E. Reed, Esq. Vice President, General Counsel and Secretary Celladon Corporation 11988 El Camino Real, Suite 650 San Diego, CA 92130 (858) 366-4288

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
2013 Equity Incentive Plan Common Stock, $0.001 par value per share	1,174,536 shares (3)	$20.74	$24,359,877	$2,831
2013 Employee Stock Purchase Plan Common Stock, $0.001 par value per share	234,907 shares (4)	$20.74	$4,871,972	$567
Inducement Grants Common Stock, $0.001 par value per share	53,500 shares (5)	$20.74	$1,109,590	$129

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock (“Common Stock”) that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction.
(2)	This estimate is made pursuant to Rule 457(c) and Rule 457(h)(1) of the Securities Act solely for purposes of calculating the registration fee. The price per share and aggregate offering price are based upon the average of the high and low prices of the Common Stock on March 26, 2015, as reported by The NASDAQ Global Market.
(3)	Represents shares of Common Stock that were automatically added to the shares authorized for issuance under the Celladon Corporation 2013 Equity Incentive Plan (the “2013 Plan”) on January 1, 2015 pursuant to an “evergreen” provision contained in the 2013 Plan. Pursuant to such provision, on January 1st of each year commencing in 2015 and ending on (and including) January 1, 2023, the number of shares authorized for issuance under the 2013 Plan is automatically increased by a number equal to: (a) 5% of the total number of shares of capital stock outstanding on December 31 of the preceding calendar year; or (b) such lesser number of shares of Common Stock as is determined by the Registrant’s board of directors (the “Board”) for the applicable year.
(4)	Represents shares of Common Stock that were automatically added to the shares authorized for issuance under the Celladon Corporation 2013 Employee Stock Purchase Plan (the “2013 ESPP”) on January 1, 2015 pursuant to an “evergreen” provision contained in the 2013 ESPP. Pursuant to such provision, on January 1st of each year commencing in 2015 and ending on (and including) January 1, 2023, the number of shares authorized for issuance under the 2013 ESPP is automatically increased by a number equal to the lesser of: (a) 1% of the total number of shares of capital stock outstanding on December 31 of the preceding calendar year; (b) 384,307 shares; or (c) such number of shares of Common Stock as is determined by the Board that is less than (a) and (b).
(5)	Represents shares of Common Stock reserved for issuance upon the exercise of outstanding stock options granted, on terms and conditions consistent with stock option grants under the 2013 Plan, as inducement grants pursuant to Rule 5635(c)(4) of the NASDAQ Listing Rules.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.	PLAN INFORMATION.

Not required to be filed with this Registration Statement.

ITEM 2.	REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

Not required to be filed with this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents previously filed by the Registrant with the Securities and Exchange Commission (File No. 001-36183) are incorporated by reference into this Registration Statement:

1. The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed with the Securities and Exchange Commission on March 31, 2015 (the “Form 10-K”);

2. The Registrant’s Current Reports on Form 8-K (excluding any information and exhibits furnished under either Item 2.02 or Item 7.01 thereof), filed with the Securities and Exchange Commission on March 16, 2015 and March 25, 2015; and

3. The description of the Registrant’s common stock set forth in the registration statement on Form 8-A, filed with the Securities and Exchange Commission on November 7, 2013, as updated in the Form 10-K with respect to the par value of the Registrant’s Common Stock, and including any other amendments or reports filed for the purposes of updating this description.

All documents, reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents, reports and definitive proxy or information statements, or portions thereof, which are furnished and not filed in accordance with the rules of the Securities and Exchange Commission shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any such statement so modified or superseded shall not constitute a part of this Registration Statement, except as so modified or superseded.

ITEM 4.	DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145 of the Delaware General Corporation Law (“DGCL”) generally allows the Registrant to indemnify directors and officers for all expenses, judgments, fines and amounts in settlement actually paid and reasonably incurred in connection with any proceedings so long as such party acted in good faith and in a manner reasonably believed to be in or not opposed to the Registrant’s best interests and, with respect to any criminal proceedings, if such party had no reasonable cause to believe his or her conduct to be unlawful. Indemnification may only be made by the Registrant if the applicable standard of conduct set forth in Section 145 has been met by the indemnified party upon a determination made (i) by the Registrant’s board of directors by a majority vote of the directors who are not parties to such proceedings, even though less than a quorum, (ii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (iii) by the stockholders.

The Registrant’s amended and restated certificate of incorporation and amended and restated bylaws provide for indemnification of its directors and officers to the fullest extent permitted by law.

As permitted by the Delaware General Corporation Law, the Registrant has entered into indemnity agreements with each of its directors and executive officers, that require the Registrant to indemnify such persons against any and all costs and expenses (including attorneys’, witness or other professional fees) actually and reasonably incurred by such person in connection with any action, suit or proceeding (including derivative actions), whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or officer or is or was acting or serving as an officer, director, employee or agent of the Registrant or any of its affiliated enterprises, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the Registrant’s best interests and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

The Registrant has an insurance policy in place that covers its officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise.

Insofar as indemnification for liabilities under the Securities Act may be permitted to the Registrant’s directors, officers or controlling persons pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is therefore unenforceable.

ITEM 7.	EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.	EXHIBITS.

Exhibit Number	Description

4.1(1)	Amended and Restated Certificate of Incorporation of the Registrant.

4.2(2)	Amended and Restated Bylaws of the Registrant.

4.3(3)	Form of Common Stock Certificate of the Registrant.

5.1	Opinion of Cooley LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cooley LLP. Reference is made to Exhibit 5.1.

24.1	Power of Attorney. Reference is made to the signature page hereto.

99.1(4)	Celladon Corporation 2013 Equity Incentive Plan and Form of Stock Option Grant Notice, Option Agreement and Notice of Exercise thereunder.

99.2(5)	Celladon Corporation 2013 Employee Stock Purchase Plan.

99.3	Form of Inducement Stock Option Grant Notice, Option Agreement and Notice of Exercise.

(1)	Previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on February 10, 2014, and incorporated herein by reference.
(2)	Previously filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on February 10, 2014, and incorporated herein by reference.
(3)	Previously filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-191688), originally filed with the Securities and Exchange Commission on October 11, 2013, as amended, and incorporated herein by reference.
(4)	Previously filed as Exhibit 99.3 to the Registrant’s Registration Statement on Form S-8 (File No. 333-193662), filed with the Securities and Exchange Commission on January 30, 2014, and incorporated herein by reference.
(5)	Previously filed as Exhibit 10.5 to the Registrant’s Registration Statement on Form S-1 (File No. 333-191688), originally filed with the Securities and Exchange Commission on October 11, 2013, as amended, and incorporated herein by reference.

ITEM 9.	UNDERTAKINGS.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement; and

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on March 31, 2015.

CELLADON CORPORATION

By:	/s/ Paul B. Cleveland
Paul B. Cleveland
President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Krisztina M. Zsebo and Paul B. Cleveland, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Krisztina M. Zsebo, Ph.D. Krisztina M. Zsebo, Ph.D.	Chief Executive Officer and Member of the Board of Directors (Principal Executive Officer)	March 31, 2015

/s/ Paul B. Cleveland Paul B. Cleveland	President and Chief Financial Officer (Principal Financial Officer)	March 31, 2015

/s/ Andrew C. Jackson Andrew C. Jackson	Corporate Controller (Principal Accounting Officer)	March 31, 2015

/s/ Michael Narachi Michael Narachi	Chairman of the Board of Directors	March 31, 2015

/s/ Gregg Alton Gregg Alton	Member of the Board of Directors	March 31, 2015

/s/ Graham Cooper Graham Cooper	Member of the Board of Directors	March 31, 2015

/s/ Joshua Funder, Ph.D. Joshua Funder, Ph.D.	Member of the Board of Directors	March 31, 2015

/s/ Peter K. Honig, M.D., M.P.H. Peter K. Honig, M.D., M.P.H.	Member of the Board of Directors	March 31, 2015

/s/ Patrick Y. Yang, Ph.D. Patrick Y. Yang, Ph.D.	Member of the Board of Directors	March 31, 2015

EXHIBIT INDEX

Exhibit Number	Description

4.1(1)	Amended and Restated Certificate of Incorporation of the Registrant.

4.2(2)	Amended and Restated Bylaws of the Registrant.

4.3(3)	Form of Common Stock Certificate of the Registrant.

5.1	Opinion of Cooley LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cooley LLP. Reference is made to Exhibit 5.1.

24.1	Power of Attorney. Reference is made to the signature page hereto.

99.1(4)	Celladon Corporation 2013 Equity Incentive Plan and Form of Stock Option Grant Notice, Option Agreement and Notice of Exercise thereunder.

99.2(5)	Celladon Corporation 2013 Employee Stock Purchase Plan.

99.3	Form of Inducement Stock Option Grant Notice, Option Agreement and Notice of Exercise.

(1)	Previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on February 10, 2014, and incorporated herein by reference.
(2)	Previously filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on February 10, 2014, and incorporated herein by reference.
(3)	Previously filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-191688), originally filed with the Securities and Exchange Commission on October 11, 2013, as amended, and incorporated herein by reference.
(4)	Previously filed as Exhibit 99.3 to the Registrant’s Registration Statement on Form S-8 (File No. 333-193662), originally filed with the Securities and Exchange Commission on January 30, 2014, and incorporated herein by reference.
(5)	Previously filed as Exhibit 10.5 to the Registrant’s Registration Statement on Form S-1 (File No. 333-191688), originally filed with the Securities and Exchange Commission on October 11, 2013, as amended, and incorporated herein by reference.